VIASOFT, INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS(LOSS) PER SHARE
                                   Exhibit 11
                      (in thousands, except per share data)


                                           THREE MONTHS ENDED   SIX MONTHS ENDED
                                               DECEMBER 31,        DECEMBER 31,
                                           ------------------   ----------------
                                             1998      1997      1998      1997
                                             ----      ----      ----      ----
BASIC EARNINGS (LOSS) PER SHARE
Common Shares Outstanding,
beginning of period                         18,463    19,318    19,321    17,723

Effect of Weighting of Shares:
  Employee stock options exercised               5        19        47        96
  Shares issued in secondary offering           --        --        --       804
  Shares purchased                              66         5        33         9
  Treasury shares                             (223)       --      (768)       --
                                           -------   -------   -------   -------
Weighted average number of common
shares outstanding                          18,311    19,342    18,633    18,632
                                           =======   =======   =======   =======

Net income (loss)                          $ 1,447   $ 5,035   $(5,620)  $ 8,801
                                           =======   =======   =======   =======

Earnings (loss) per common share           $  0.08   $  0.26   $ (0.30)  $  0.47
                                           =======   =======   =======   =======

DILUTED EARNINGS (LOSS) PER SHARE
Common Shares Outstanding,
beginning of period                         18,463    19,318    19,321    17,723

Effect of Weighting of Shares:
  Warrants and employee stock
   options outstanding                         170       663        --       738
  Employee stock options exercised               5        19        47        96
  Shares issued in secondary offering           --        --        --       804
  Shares purchased                              66         5        33         9
  Treasury shares                             (223)       --      (768)       --
                                           -------   -------   -------   -------
Weighted average number of common
and common share equivalents outstanding    18,481    20,005    18,633    19,370
                                           =======   =======   =======   =======

Net income (loss)                          $ 1,447   $ 5,035   $(5,620)  $ 8,801
                                           =======   =======   =======   =======
Earnings (loss) per common and
common share equivalent                    $  0.08   $  0.25   $ (0.30)  $  0.45
                                           =======   =======   =======   =======